Exhibit 99.2

Environmental Quality Management, Inc. and Beacon Energy Holdings, Inc. Complete Merger

Beacon Energy Holdings, Inc. Changes Name to “EQM Technologies & Energy, Inc.”

CINCINNATI, OH – Tuesday, February 8, 2011 – Environmental Quality Management, Inc. (“EQM”) and Beacon Energy Holdings, Inc. (OTC: BCOE.PK) (“Beacon”) today announced that they have completed the merger of EQM into a wholly-owned subsidiary of Beacon, forming a leading provider of environmental services and producer of biodiesel fuel.  In connection with the merger, Beacon changed its name to “EQM Technologies & Energy, Inc.” to reflect the new scope of its operations (“EQMTE”).

EQMTE will be headquartered in Cincinnati, OH and its common stock will continue to be traded under the symbol “BCOE.PK” until a symbol reflecting its new name is secured.

In accordance with the terms of their merger agreement, the former EQM shareholders received shares of EQMTE common and preferred stock such that they now own approximately 78% of EQMTE, and EQMTE’s shareholders and noteholders prior to the merger now own approximately 22% (both on an as-converted basis, before taking into account shares held in escrow).  Approximately 11.5 million additional shares of EQMTE’s common stock were issued to the former EQM shareholders and deposited in escrow pursuant to the merger agreement, which will be released on the 12-month anniversary of the closing unless either the $1.00 per gallon federal biodiesel tax credit is extended at least through December 31, 2012 or the Cleburne, TX biodiesel production facility meets certain performance goals, and otherwise may be released in payment of certain indemnification obligations under the merger agreement.

Immediately prior to the closing of the merger, EQMTE underwent a 1-for-5 reverse-stock split of its common stock.  At the closing, EQMTE had a total of 29.1 million shares of common stock outstanding and has approximately 38.9 million shares of common stock issued on an as-converted basis (including shares of convertible preferred stock and convertible notes), not including shares held in escrow.

EQMTE will be led by Jack S. Greber as CEO, James E. Wendle as President and COO, and Robert R. Galvin as CFO, Secretary & Treasurer.

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Jack Greber, a co-founder and CEO of EQM, has been involved in the environmental and clean tech services sectors for over 37 years. At EQM, Jack was the lead officer in charge of successfully securing and executing over 50 large environmental, engineering, and remediation contracts with total accumulated value of more than $2 billion.

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Jim Wendle has over 25 years of experience operating in the process design, engineering, and construction sectors.  Most recently, Jim was the President of a leading process and facilities design & engineering firm with a strong focus on biodiesel and ethanol production, emerging renewable fuels technology, and chemicals and pharmaceuticals manufacturing.

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Bob Galvin has over 25 years of senior financial, operating, and public accounting experience, most notably, over 6 years as CFO of NuCO2, a highly successful NASDAQ-listed company focused on the consolidation, integration, and growth of the distribution of bulk CO2 and equipment.  Bob has a demonstrated track record of executing and integrating acquisitions, as evidenced by his success at NuCO2, which was sold to a private equity firm for over $500 million, and his tenure as CFO of a successful, private equity backed, roll-up of retail propane distributors.

The Board of Directors of EQMTE consists of five members, including Walter H. Barandiaran, as Chairman of the Board, Carlos E. Aguero, Jon Colin, Paul Garrett, and Jack S. Greber.

“Our team is energized by this merger transaction, and we look forward to benefitting from the attractive opportunities that will result from our combination,” said Mr. Greber.  “Our plan is to leverage our combined resources to unlock the value of our biodiesel production facility, as well as to expand our growth in our traditional markets.  This combination creates an attractive platform for growth.  We are excited to begin this new phase for EQMTE and remain committed to delivering excellent service to our existing customers and creating additional future value for our shareholders.”

About EQM

EQM is a leading provider of environmental, clean tech, consulting & engineering, and remediation & construction management services to the industrial and public sectors, with headquarters in Cincinnati, OH and satellite offices in nine states.  EQM has approximately 230 employees, including 190 professional staff, and has multi-year long-term contracts with numerous federal agencies including the United States Environmental Protection Agency, the United States Department of Defense, and the United States Army Corps of Engineers.  For its fiscal year ended December 31, 2010, EQM reported unaudited results of $70.7 million in revenues, $24.3 million in net service revenues, and $1.8 million in Adjusted EBITDA**. EQM has a $20 million revolving credit facility with US Bank N.A., with approximately $5.6 million of funded debt at December 31, 2010.  For more information, please visit www.eqm.com.

About Beacon

Beacon’s main asset is a biodiesel production facility located in Cleburne, TX, which was designed and constructed to specialize in the processing of animal fats and other secondary feedstock, and utilizes a state-of-the-art fats processing technology to produce high quality biodiesel.  In early March 2010, Beacon indefinitely shut down its Texas operations due to cash flow difficulties brought about by the expiration on December 31, 2009 of the $1.00 per gallon credit (Federal Biodiesel Tax Credit).  In December 2010, President Obama signed a bill which, among its provisions, retroactively extended the Federal Biodiesel Tax Credit, through the end of 2011.  At full production capacity, the facility can produce 12 million gallons of biodiesel per year.

**EBITDA is defined by EQM as income from continuing operations before Interest Taxes, and Depreciation and Amortization. Adjusted EBITDA excludes expenses related to the EQM and Beacon merger transaction.  Adjusted EBITDA is commonly used by management and investors as a measure of leverage capacity, debt service ability and liquidity. Adjusted EBITDA is not considered a measure of financial performance under generally accepted accounting principles in the United States ("GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing EQM’s financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in EQM’s financial statements as an indicator of financial performance or liquidity. Since Adjusted EBITDA is not a measure determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

Information included in this press release may contain "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements are generally identifiable by use of words such as “anticipate,” “believe,” “budget,” "estimate," “expect,” "forecast," "intend," “predict,” “project” or the negatives of these words or similar terminology.  Examples of forward-looking statements include, without limitation, statements EQMTE makes regarding its beliefs, plans, objectives, assumptions, estimates, intentions, projections, and expectations with respect to synergies, efficiencies, opportunities and capitalization, and anticipated financial impacts and benefits of its new scope of operations.

Forward-looking statements are based on EQMTE’s current expectations and assumptions regarding its business, the economy and other future conditions.  As forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  EQMTE’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  The following factors, among others, could cause or contribute to such material differences: EQMTE’s ability to realize the expected opportunities resulting from its new scope of operations in the amounts or in the timeframe anticipated; EQMTE’s ability to finance the ramp-up of its biodiesel production facility in the timeframe expected; and EQMTE’s ability to integrate its environmental services and biodiesel production businesses in a timely and cost-efficient manner.

Forward-looking statements speak only as of the date of this communication.  Except as required by law, EQMTE undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

For more information please contact:

EQM Technologies & Energy, Inc.
Robert Galvin, Chief Financial Officer
1800 Carillon Blvd.
Cincinnati, Ohio 45240
Phone: (800) 229-7495 or (513) 825-7500
Fax: (513) 825-7495
rgalvin@eqm.com